Exhibit 32

                           CERTIFICATIONS PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Merecot Corp. (the "Company") on Form 10-K for the period ending December 31, 2014 as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Evgenia Gonikman, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

     1. The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: June 8, 2015                By: /s/ Evgenia Gonikman
                                     -------------------------------------------
                                     Evgenia Gonikman
                                     President and Chief Executive Officer and
                                     Chief Financial Officer